Exhibit 11.01

telcel

28 Junio de 2011

Attn: Gabriel Fernández Ruisánchèz
Sales Representant Mexico / Latin America
Location Based Technologies, Inc.

Asunto: Propuesta Comercial M2M Telcel

Conste por este documento la celebración de una parte LOCATION BASED TECHNOLOGIES y RADIOMÓVIL DIPSA S.A. DE C.V. TELCEL reconociéndose recíprocamente el caracter, la personalidad y la representación con la que comparecen, convienen en manifestar que se establecen las bases y líneas de trabajo conjuntas desde la firma del presente documento hasta el establecimiento de relaciones de otro tipo si se entendiera y fuese de común acuerdo de las partes la intención de establecer como "Carrier México y Latino América" a RADIOMÓVIL DIPSA TELCEL para ser plataforma M2M de LOCATION BASED TECHNOLOGIES POCKETFINDER a partir de la fecha en curso en base al Convenio de Confidencalidad (NDA) Celebrado el pasado mes de Abril del 2011.

El presente documento se extiende como parte de la propuesta de negocio presentado en este caso por RADIOMÓVIL DIPSA S.A de C.V. TELCEL.

A continuación explicamos la propuesta de negocio M2M para LOCATION BASED TECHNOLOGIES, Inc.

Radiomóvil DIPSA, S.A. de C.V.
Calle Lago Zurich No. 245 Edificio Telcel Col. Granada Ampliación Deleg. Miguel Hidalgo C.P. 11529 México, D.F.
Tel. 2581-37-00 (conmutador)

telcel

28 Junio de 2011

Attn: Gabriel Fernández Ruisánchez
Sales Represenlant Mexico / Latin America
Location Based Technologies, Inc.

Asunto: Propuesta Comercial M2M Telcel

Por este conducto le hago la presentación de la propuesta de comunicaciones M2M (Machine to Machine, es un concepto genérico que indica el intercambio de información en formato de datos entre dos máquinas remotas), haciendo uso de las redes de datos de Telcel (GPRS/EDGE/3G), la cual tiene como principal objetivo brindarles una mejor opción de comunicación optimizando los recursos y disponiendo de la información en línea.

Hoy en día, las redes de datos inalámbricas son un requisito indispensable para las empresas corporativas, debido a la necesidad del intercambio de información entre sus dispositivos móviles y sus aplicaciones, con el fin de apoyar a incrementar la productividad.

La red **GPRS/EDGE/3G** de Telcel permite extender la infraestructura corporativa a cualquier punto que tenga cobertura **GPRS/EDGE/3G.** Esto quiere decir, ahora usted podrá intercambiar los datos de sus servidores corporativos y cualquier dispositivo móvil.

Atentamente

Arturo Rodríguez Monsalvo
Jefe de Servicios Móviles de Datos
Corporativo

Radiomóvil DIPSA, S.A. de C.V.
Calle Lago Zurich No. 245 Edificio Telcel Col. Granada Ampliación Deleg. Miguel Hidalgo C.P. 11529 México, D.F.
Tel. 2581-37-00 (conmutador)

Servicio M2M Telcel (Machine to Machine)

¿Qué es?

Es un servicio que tiene como objetivo principal proveer al cliente de una plataforma para poder gestionar de manera eficiente sus operaciones de SIMS. Además permite:

- ✓ La administración de líneas y dispositivos para toma de decisiones según reglas de negocios.
- ✓ Comunicación entre plataformas por GPRS ó SMS.
- ✓ No incluye servicios de Voz, por lo que no genera Operadores Virtuales.
- ✓ Servicio enfocado al mercado corporativo.
- ✓ Estrategia de venta por mayoreo.



Características

- Administrar y controlar la totalidad de las SIMS en tiempo real a través del centro de control.
- Visualizar gráficamente el consumo mes por mes de un SIM Card y el detalle de sesiones.

- Permite analizar el comportamiento histórico de estas comunicaciones para detectar problemas y oportunidades y obtener el máximo provecho del servicio además de optimizar costos.
- Es posible crear, acondicionar y dar soporte a sus propios clientes que usan los equipos habilitados con este servicio.
- Permite consultar en línea el detalle de la facturación y el uso del servicio.
- Se puede crear y administrar cuentas de acceso para los diferentes usuarios del Centro de Control, brindando una poderosa herramienta de trabajo que se ajusta a diferentes necesidades.

Todos estas funcionalidades pueden integrarse con sus sistemas para facilitar sus operaciones, mejorar procesos y automatizar tareas.

El servicio de monitoreo M2M Telcel se debe implementar a través de una conexión propia por cada cliente corporativo (APN Propio).

Plataforma M2M Telcel


Apps
Applications
Telcel/Jasper
Web 2.0
Cloud Services
Business
Systems
Devices
Machines
Vehicles
Sensors

Radiomóvil DIPSA, S.A. de C.V.
Calle Lago Zurich No. 245 Edificio Telcel Col. Granada Ampliación Deleg. Miguel Hidalgo C.P. 11529 México, D.F.
Tel. 2581-37-00 (conmutador)

Ejemplo de Aplicaciones M2M Telcel


INSTALLATION
DISTRIBUTION
ACTIVATION
JASPER WIRELESS
SIM Shipped
Billing Starts
APPLICATION PROVIDER
Live SIM Received
Factory Install
Free End-to-End Testing
Distribution
Billing Starts
END CUSTOMER
✓ Instant Activation
✓ Expense Aligned with Revenue
✓ Free Factory Testing
ON
In Service

Integración Pocketfinder con la plataforma M2M Telcel


pocketfinder
gemalto
Jasper

Fabricante está interesado en vender su producto y servicio en territorios AMX.

El producto o servicio utiliza la red 3G para la transmisión de Datos y SMS.

Las SIMs son enviadas hasta las fábricas del OEM para reducir tiempos y costos.

Se prueban los planes a la medida creados para los dispositivos.

El Usuario Final goza de un servicio habilitado por Telcel sin tener un contrato.

El OEM tiene la relación directa con el cliente.